UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________
Form 8-K
 _____________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2019
   _____________________
Air Transport Services Group, Inc.
(Exact name of registrant as specified in its charter)
  _____________________

DE	000-50368	26-1631624
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)
145 Hunter Drive, Wilmington, OH 45177
(Address of principal executive offices, including zip code)
(937) 382-5591
(Registrant's telephone number, including area code)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ATSG	NASDAQ Stock Market LLC

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On November 4, 2019, Air Transport Services Group, Inc. (“ATSG”) entered into an amendment (the “Third Amendment”) of its Second Amended and Restated Credit Agreement (the “Credit Agreement”), dated November 9, 2018, with SunTrust Bank, as Administrative Agent, and the other financial institutions from time to time a party thereto. The Third Amendment: (i) extends the maturity date of the term loan and revolving credit facility for six months to November 30, 2024; (ii) reduces the interest pricing, by lowering rate spreads above the one-month LIBOR for borrowings, ranging from 37.5 basis points at ATSG’s current secured net leverage ratio to 25.0 basis points at each of the other steps on the pricing grid; (iii) reduces the pricing applied to unused revolver capacity by 5 basis points; (iv) increases the aggregate amount of the revolving credit facility by $105 million, to $750 million; (iv) consolidates two term loans totaling $707 million at September 30, 2019, into a single term loan of $635 million; (v) reduces the required term loan principal amortization over its remaining duration; (vi) adds a new leverage-based feature providing access to additional revolver or term loan capacity through the accordion option, subject to lenders’ consent; (vii) increases the maximum permitted total (secured and unsecured) leverage from 4.0x to 4.25x trailing 12-month EBITDA, as defined under the Credit Agreement; and (viii) increases the additional permitted indebtedness outside of the secured facility from $500 million to $750 million, excluding the existing convertible notes.
The foregoing description of the Third Amendment is qualified in its entirety by reference to the full text of the Third Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.
Item 2.02 Results of Operations and Financial Condition.
On November 6, 2019, Air Transport Services Group, Inc. issued a press release relating to its results for the third quarter ended September 30, 2019. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
The information in this Item 2.02 is "furnished" and not "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Reference is made to the discussion in Item 1.01 to this Current Report on Form 8-K, which discussion is incorporated in this Item by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description
99.1	Press release issued by Air Transport Services Group, Inc. on November 6, 2019, relating to the amendment of its senior secured credit facility.
99.2	Press release issued by Air Transport Services Group, Inc. on November 6, 2019, relating to its results for the third quarter ended September 30, 2019.
(d) Exhibits

Exhibit No.	Description
10.1
Third Amendment to Second Amended and Restated Credit Agreement, dated as of November 4, 2019, by and among Cargo Aircraft Management, Inc., as Borrower; Air Transport Services Group, Inc.; each of the financial institutions party hereto as "Lenders"; and SunTrust Bank, in its capacity as Administrative Agent, filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR TRANSPORT SERVICES GROUP, INC.

By:	/S/ W. JOSEPH PAYNE
W. Joseph Payne
Chief Legal Officer & Secretary

Date:	November 6, 2019